AgION TECHNOLOGIES, INC.

Certificate of Performance
Atomic Absorption Spectrometer Analysis
Xiom Corporation

Assay Number:	AA-06-196	**Trace Metal Analyzed:**	Ag^+
Date Initiated:	04/12/06	**Date Completed:**	4/13/06
Test Article:	Powder coating on steel	**Solution:**	0.8% $NaNO_3$
Sample Size:	~0.5g	**Volume of Solution:**	40 ml
Shake Method:	Rocker	**Duration of Soaking:**	24 hours

Sample Identification	Concentration of Ag (µg/L)
XT 605, 060412-1b, sample #1	17
XT 605, 060412-1b, sample #2	27

Testing was performed in accordance with standard operating procedures of AgION Technologies, Inc.

Prepared By: [signature] Date: 4/19/05

Reviewed By: [signature] Date: 5/4/06

AgION TECHNOLOGIES, INC.

Certificate of Performance
Xiom Corporation

Test Articles:	Powder coating on steel	P.O. #:	Letter
Sample Size:	2" x 2"	Assay #:	DI-06-197
Test Organism:	E. coli	ATCC#:	25922
Start Date:	04/18/06	End Date:	04/20/06

Sample Identification	T0 CFU's/ml	T24 CFU's/ml	Percent Reduction
Assay (+) Control	6.60E+06	1.65E+07	No Reduction
Assay (-) Control	<10**	<10**	N/A
Gray green powder coating XT600 on steel, control; ID# 060412-1A.	6.20E+06	1.00E+07	No Reduction
Gray green powder coating XT605 on steel w/ AK10D, 5% load; ID# 060412-1B, rep 1.	N/A	1.62E+04	99.84%
Gray green powder coating XT605 on steel w/ AK10D, 5% load; ID# 060412-1B, rep 2.	N/A	7.10E+03	99.93%
Gray green powder coating XT605 on steel w/ AK10D, 5% load; ID# 060412-1B, rep 3.	N/A	9.40E+05	90.60%

Testing was performed in accordance with standard operating procedures of AgION Technologies, Inc.

Notes:
Calculations of Percent Reduction per MIC-TM-005 rev #01
Testing based on ASTM E-2180-01
** Limit of detection <= 10

Prepared by: [signature] Date: 4/21/06

Reviewed by: [signature] Date: 7/21/06

The AgION™ Antimicrobial is presently registered by the United States Environmental Protection Agency as a preservative and bacteriostatic agent for use in treated articles under 40 CFR 152.25a. This technical data is provided to substantiate the efficacy of the antimicrobial compound. However, the data are not intended to support or endorse public health claims for treated articles.

412.788.1300
412.788.1306 Fax
http://www.kta.com
e-mail: info@kta.com

KTA-TATOR, INC.
115 Technology Drive, Pittsburgh, PA 15275

January 19, 2006
franknlongo@aol.com

Mr. Frank Longo
XIOM Corporation
68A Lamar Street
West Babylon, NY 11704

SUBJECT: Sample Disposal

Dear Mr. Longo:

Enclosed is your final report. Since this project is completed, samples will be returned due to space limitation. Please respond to 412-788-1300, extension 205 within 30 days if you wish to have your samples discarded. If we do not hear from you at this time, the samples will be returned. Handling cost for the sample return is $25.00 plus shipping.

Thank you for doing business with KTA-Tator, Inc.

Very truly yours,

KTA-Tator, Inc.

Carly M. Pravlik /jz

Carly M. Pravlik
Chemist

CMP/jas
JN250787

412.788.1300
412.788.1306 Fax
http://www.kta.com
e-mail: info@kta.com

KTA-TATOR, INC.
115 Technology Drive, Pittsburgh, PA 15275

January 19, 2006
franknlongo@aol.com

Mr. Frank Longo
XIOM Corporation
68A Lamar Street
West Babylon, NY 11704

SUBJECT: Results of Physical Testing; KTA Project No. 250787 R1

Dear Mr. Longo:

In accordance with Proposal Number PN050510 and subsequent signed Authorization to Proceed dated August 29, 2005, KTA-Tator, Inc. (KTA) has tested three coating systems to evaluate the adhesion strength of each and two coating systems for various physical properties as outlined below. The test methods and results are provided in this report.

SAMPLES

The following samples were received from XIOM on October 20, 2005:

Sample KTA-1 – Four 4" x 6" x 0.25" panels, four 4" x 6" x 0.020" panels, four 4" x 6" x 0.025" panels, and two 4" x 4" panels, all coated gray one side, unlabeled. X 512

Sample KTA-2 – Four 4" x 6" x 0.25" panels, four 4" x 6" x 0.020" panels, four 4" x 6" x 0.025" panels, and two 4" x 4" panels, all coated white one side, unlabeled. XT 600-01-04

Sample KTA-3 – Four 4" x 6" x 0.25" panels coated white one side, labeled "XT 725 ON TOP XT 600-01-04."

It should be noted that at no time did KTA-Tator, Inc. personnel witness the preparation of the above samples.

LABORATORY INVESTIGATION

The laboratory investigation consisted of testing three coating systems for tensile adhesion strength and tape adhesion, and two coating systems for impact resistance, Taber abrasion resistance, pencil hardness, and flexibility.

Tensile Adhesion Strength

Tensile adhesion (pull-off strength) was measured in accordance with ASTM D 4541, "Pull-Off Strength of Coatings Using Portable Adhesion Testers," Annex A4, "Self-Aligning Adhesion Tester Type IV." The testing surfaces were wiped clean and abraded gently using fine sandpaper. Pull stubs with an abraded test surface were attached to the coating using a two-component epoxy adhesive (Araldite 2011), which was allowed to cure for 24 hours at ambient laboratory conditions. The pull-stubs were then detached using a self-aligning pneumatic adhesion tester (PATTI-Pneumatic Adhesion Tensile Testing Instrument) employing the F-4 piston (range: 0-2039 psi). The force (in psi) required to remove each pull-stub was recorded along with the location of break and approximate percentage of each. The location of break is defined as adhesive (a split between layers), cohesive (within a layer), or glue failure (coating strength exceeds glue strength). The results of the testing can be found in Table 1.

Table 1- Results of Tensile Adhesion Testing

Coating System	Pull Stub ID	Pull-Off Strength (psi)	Location of Break	Average Pull-Off Strength (psi)
Gray X512	3A	1447	80% cohesive within gray topcoat, 20% glue failure	1508
	3B	1672	60% cohesive within gray topcoat, 40% glue failure	
	4A	1406	50% cohesive within gray topcoat, 50% glue failure	
XT600 White	1A	1141	100% cohesive within white topcoat	1236
	1B	1141	100% cohesive within white topcoat	
	2A	1427	100% cohesive within white topcoat	
XT 725 ON TOP XT 600-01-04	5A	851.6	30% cohesive within white topcoat, 70% adhesive white to gray	1174
	6A	1406	100% cohesive within white topcoat	
	6B	1263	90% cohesive within white topcoat, 10% adhesive white to gray	

Tape Adhesion Testing

The tape adhesion of the three coating systems was determined in accordance with ASTM D 3359, "Standard Test Method for Measuring Adhesion by Tape Test," Method A (X-cut, for coating thickness >5 mils). The adhesion was rated on a scale of 0A (removal from greater than 65% of the tested area) to 5A (excellent adhesion, no removal in the tested area). Table 2 contains the results of the tape adhesion testing.

Table 2 – Results of Tape Adhesion Testing

Coating System ID	Tape Adhesion Rating
Gray	5A
White	4A
XT 725 ON TOP XT 600-01-04	4A

Impact Resistance

The impact resistance of the gray and white coating systems was determined in accordance with ASTM D 2794, "Resistance of Organic Coating to the Effects of Rapid Deformation (Impact)." The testing was performed in direct (coating upward) orientation of the panels. A 4-pound weight was dropped from various heights along the guide tube of the apparatus on a tap directly onto the coated surface. The maximum height at which the coating exhibited no cracking was considered to be the impact resistance of the coating. The location of impact was inspected under 8x magnification with a comparator lens for cracks or holidays in the coating film. A minimum of seven impact locations were observed and the impact strength calculated by employing height and weight data. Measured coating thickness ranged from 7.7 to 10.2 mils for the white panels and from 11.6 to 14.9 mils for the gray panels; the average coating thickness at the impact locations was 8.9 mils and 13.2 respectively. The average impact strength was calculated to be 30 inch-pounds for the white panels and 160 inch-pounds for the gray panels. The results can be found in Table 3.

Table 3- Results of Impact Resistance Testing

Coating System	Average Coating Thickness (mils)	Impact Weight Multiplied by Drop Height
Gray	13.2	160 inch-pounds
White	8.9	30 inch-pounds

Taber Abrasion Resistance

Taber abrasion resistance was determined for the gray and white coating systems in accordance with ASTM D 4060, "Test Method for Abrasion Resistance of Organic Coatings by the Taber Abraser." Duplicate 4" x 4" panels were weighed then subjected to 1000 cycles using a 1000g load and CS-17 abrasion wheels. Post weights were acquired for the samples, and the weight loss (in mg) reported. The results of the testing are contained in Table 4.

Table 4 – Taber Abrasion Resistance Results

Coating System	Replicate ID	Weight Loss (mg)	Average Weight Loss
Gray	A	39.8	31.1 mg
	B	22.3	
White	A	92.9	71.4 mg
	B	49.9	

Due to surface irregularities, the coatings were retested for abrasion resistance using the same wheel path and testing parameters as in the first analysis. The results of the retests are contained in Table 5.

Table 5 – Results of Abrasion Resistance (Re-tests)

Coating System	Replicate ID	Weight Loss (mg)	Average Weight Loss
Gray	A	35.8	50.0 mg
	B	64.2	
White	A	66.9	59.4 mg
	B	51.9	

It should be noted that the condition of the panels and surface irregularities could have resulted in the variation between replicate results. The panels were tested as received and exhibited warping and uneven textured surfaces.

Pencil Hardness

Pencil hardness testing was performed in accordance with ASTM D 3363 "Standard Test Method for Film Hardness by Pencil Test." Briefly, this method involves pressing a flattened lead into the coating film at a 45° angle away from the operator. The pressure applied to the pencil tip is to be uniform downward pressure sufficient to either cut or scratch the film or crumble the edge of the lead. The pencils follow the scale as listed below. In this case, the testing was started with the softest lead and continued until a pencil was found to mark or scratch the coating film. The results of the testing are contained in Table 6.

Pencil Lead Scale

6B 5B 4B 3B 2B B HB F H 2H 3H 4H 5H 6H

Softer **Harder**

Table 6 – Results of Pencil Hardness Testing

Coating System	Pencil Hardness Rating
Gray	3B
White	3H

Flexibility (Mandrel)

Flexibility testing was performed on the gray and white coating systems in accordance with ASTM D 522, "Mandrel Bend Test of Attached Organic Coatings," Method A. Each panel was slowly bent 180° over the conical mandrel then examined visually with a 5X comparator lens for cracking along the axis of curvature. The cracking was measured and elongation calculated from the length of the cracking and coating thickness. The resistance to cracking was determined to be the smallest diameter of bend at which no cracking occurred. No cracking was observed on the gray coated panels, and cracking was observed along the entire axis on the white coated panels. This indicates that the flexibility of both coating systems were outside the range

of the conical mandrel. Additional testing was performed using straight rods as outlined in Method B, but the results still fell outside the range of the testing equipment. No cracking was observed on the gray coating when bent over the smallest diameter rod (1/8"), and cracking was observed on the white coating when bent over a 1" diameter rod. The results of the flexibility testing are reported in Table 7 below.

Table 7 – Results of Flexibility Testing

Coating System	Average Coating Thickness	Length of Cracking Observed	Elongation
Gray	15 mils	None	>53%
White	12 mils	6" (whole panel)	<5.3%

If you have any questions or comments, please contact me at 412-788-1300, extension 205.

Very truly yours,

KTA-Tator, Inc.

Carly M. Pravlik
Chemist

CMP/CLO/VDS:jas
JN250787 R1
Jas06000

NOTICE: This report represents the opinion of KTA-TATOR, INC. This report is issued in conformance with generally acceptable industry practices. While customary precautions were taken to insure that the information gathered and presented is accurate, complete and technically correct, it is based on the information, data, time, materials, and/or samples afforded. This report should not be reproduced except in full. 2005

Bodycote MATERIALS TESTING CANADA INC. www.na.bodycote-mt.com

2395 SPEAKMAN DRIVE, MISSISSAUGA, ONTARIO CANADA L5K 1B3 • TEL: (905) 822-4111 • FAX: (905) 823-1446

Dielectric Strength and Resistivity of Polyethylene Coatings

A Report to:	Xiom Corporation 68A Lamar Street West Babylon, NY USA 11704
Attention:	Frank Longo
Telephone: Fax:	(631) 368-6547 (631) 643-4111
Report No.:	06-04-2184-1 3 Pages, 1 Appendix
Date:	June 22, 2006

1.0 INTRODUCTION

Xiom Corporation submitted polyethylene coated metal panels for determination of dielectric strength and surface and volume resistivity of the coating.

The samples were received, logged in and assigned the following Sample Numbers:

Client Identification	Our Sample Numbers
X512 (Dielectric Strength)	06-04-A0548
X512 + VER (Dielectric Strength)	06-04-A0549
X512 (Dielectric Strength)	06-04-A0595-1 to -4
X512 + VER (Dielectric Strength)	06-04-A0596-1 to -4
X512 + VER (Surface and Volume Resistivity)	06-04-A0824-1 to -5
X512 (Surface and Volume Resistivity)	06-04-A0825-1 to -5

2.0 PROCEDURE

All raw data are referenced in Lab Book No. 10366.

The specimens were conditioned for a minimum 40 hours at 23 ± 2°C and 50 ± 5% RH (MII #A11354, calibration valid until 2006-10-06) prior to analysis at the same conditions.

2.1 Dielectric Strength

Dielectric strength testing was performed in accordance with ASTM D149-97a (2004), "Standard Test Method for Dielectric Breakdown Voltage and Dielectric Strength of Solid Electrical Insulating Materials at Commercial Power Frequencies". Breakdown voltage was determined at 23 ± 2°C using a Foster Oil Test Set (MII #B01177, calibration valid until 2006-11-19) with 25 mm diameter electrodes (type 2) immersed in Luminol TR Fluid. Voltage rate of rise was 1000 V/s (60 Hz).

Thickness was measured by cutting the specimen near the breakdown site and viewing in cross section, the thickness of the coating near the breakdown site with the calibrated reticule of a Stereo Zoom Microscope (MII #B01824).

2.2 Surface and Volume Resistivity

Surface and volume resistivity was determined in accordance with ASTM D 257-99 (2005), "Standard Test Methods for DC Resistance or Conductance of Insulating Materials". Testing was performed using a General Radio Megohmmeter (MII #A03965, calibration valid until 2007-02-22) and a Resistance/Resistivity probe (MII #B07132, calibration valid until 2006-12-15). 500 Vdc was applied for 60 seconds before the measured value was recorded.

Thickness was measured by cutting the specimen through the test area and viewing the thickness of the coating in cross section with a Stereo Zoom Microscope (MII #A15422).

3.0 RESULTS

Dielectric strength of the coatings are shown Table I in Appendix A. Surface and Volume Resistivity of the coatings are shown in Table II in Appendix A.

Reported by:

Robert P. Gallinger
Project Technologist
Polymer Characterization

Reviewed by:

Hillar Auksi, Ph.D.
Manager
Polymer Characterization

APPENDIX A

Test Data

(2 pages)

TABLE A-I

Dielectric Strength @ 60 Hz

Sample	Breakdown Voltage (Vac)	Coating Thickness (mils)	Dielectric Strength (V/mil)
X512	27.5	43	635
	30.0	59	508
	28.0	43	647
	24.0	28	871
	26.5	39	673
Average			**667**
Std. Dev.			**131**
X512 + VER	17	39	432
	14	28	508
	18.5	39	470
	25	43	577
	10	32	318
Average			**461**
Std. Dev.			**97**

TABLE A-II

Surface and Volume Resistivity @ 500 Vdc

Sample	Surface Resistance (ohm)	Surface Resistivity (ohm/square)	Volume Resistance (ohm)	Coating Thickness (mm)	Volume Resistivity (ohm-cm)
X512	>2.0E+14	>2.0E+15	>2.0E+14	2.36	>5.4E+15
	>2.0E+14	>2.0E+15	>2.0E+14	2.24	>4.8E+15
	>2.0E+14	>2.0E+15	>2.0E+14	2.39	>5.9E+15
	>2.0E+14	>2.0E+15	>2.0E+14	1.80	>5.5E+15
	>2.0E+14	>2.0E+15	>2.0E+14	2.23	>5.5E+15
Average		**>2.0E+15**			**>5.4E+15**
Std. Dev.		**0.0E+00**			**4.0E+14**
X512 + VER	>2.0E+14	>2.0E+15	1.0E+14	2.61	3.0E+15
	>2.0E+14	>2.0E+15	1.5E+14	2.94	4.8E+15
	>2.0E+14	>2.0E+15	1.5E+14	2.39	4.5E+15
	>2.0E+14	>2.0E+15	1.5E+14	2.60	5.9E+15
	>2.0E+14	>2.0E+15	1.5E+14	2.58	4.8E+15
Average		**>2.0E+15**			**4.6E+15**
Std. Dev.		**0.0E+00**			**1.0E+15**

(>) reading exceeds the maximum scale reading of the megohmmeter